Exhibit 99.1

NEWS BULLETIN
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Old Republic International Corporation
307 North Michigan Avenue, Chicago, IL 60601-5382 312/346-8100
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For Further Information:

AT OLD REPUBLIC:                        AT FINANCIAL RELATIONS BOARD:
A.C. Zucaro                             George Zagoudis
Chairman & CEO                          General Information
(312) 346-8100                          (312) 640-6663
                                        gzagoudis@financialrelationsboard.com

AT FINANCIAL RELATIONS BOARD:           AT FINANCIAL RELATIONS BOARD:
Leslie Loyet                            Tim Grace
Analysts/Investors                      Media Inquiries
(312) 640-6672                          (312) 640-6667
lloyet@financialrelationsboard.com      tgrace@financialrelationsboard.com
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FOR IMMEDIATE RELEASE                                                 NYSE:  ORI
WEDNESDAY, MARCH 16, 2005

                      OLD REPUBLIC FILES PRELIMINARY ANNUAL
                               REPORT ON FORM 10-K

CHICAGO - MARCH 16, 2005 Old Republic International Corporation (NYSE: ORI) announced today that it has filed a report on Form 12b-25 with the Securities and Exchange Commission for an automatic fifteen-day extension for the filing of its Annual Report on Form 10-K. The Company has also filed a preliminary Annual Report on Form 10-K which is complete except as to Item 8 which does not contain the Report of the Independent Registered Public Accounting Firm, Item 9A which does not contain management's report on internal control over financial reporting and its evaluation of disclosure controls and procedures, and miscellaneous exhibits. These exclusions notwithstanding, Item 8 contains management's report taking responsibility for the preparation of the Company's consolidated financial statements, and its opinion that such financial statements present fairly the Company's financial position as of December 31, 2004 and 2003, and the results of operations for the three year period ended December 31, 2004.

As stated in the Company's report on Form 12b-25 the filing extension is necessary to enable it and its public accounting firm time to complete their reviews and assessments of Old Republic's internal control over financial reporting. As of this date, management expects to complete such reviews and assessments and to issue a completed Form 10-K within the fifteen day extension period ending on March 31, 2005.

About Old Republic

Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages in the property and liability, mortgage guaranty, and title insurance fields. One of the nation's 50 largest publicly owned insurance organizations, Old Republic has assets of approximately $10.6 billion and shareholders' equity of $3.87 billion. Its current stock market valuation is approximately $4.39 billion.

For the latest news releases and other corporate documents on Old Republic International visit www.oldrepublic.com


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